Exhibit 99.1

EARNINGS RELEASE PR Contact: Laurie Schalow (949) 524-4035 MediaRelations@chipotle.com

IR Contact: Cindy Olsen, CFA (949) 524-4205 Cindy.Olsen@chipotle.com
CHIPOTLE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2024 RESULTS
FOURTH QUARTER COMPARABLE SALES INCREASE 5.4% DRIVEN BY 4.0% TRANSACTION GROWTH
FULL YEAR 2024 COMPARABLE SALES INCREASE 7.4% DRIVEN BY 5.3% TRANSACTION GROWTH

NEWPORT BEACH, Calif. – February 4, 2025 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its fourth quarter and fiscal year ended December 31, 2024.
Fourth quarter highlights, year over year:
•Total revenue increased 13.1% to $2.8 billion
•Comparable restaurant sales increased 5.4%
•Operating margin was 14.6%, an increase from 14.4%
•Restaurant level operating margin was 24.8%1, a decrease from 25.4%1
•Diluted earnings per share was $0.24, a 20.0% increase from $0.202
•Adjusted diluted earnings per share was $0.251, a 19.0% increase from $0.211, 2
•Opened 119 company-owned restaurants with 95 locations including a Chipotlane, and one international licensed restaurant
Full year 2024 highlights, year over year:
•Total revenue increased 14.6% to $11.3 billion
•Comparable restaurant sales increased 7.4%
•Operating margin was 16.9%, an increase from 15.8%
•Restaurant level operating margin was 26.7%1, an increase from 26.2%1
•Diluted earnings per share was $1.11, a 24.7% increase from $0.892
•Adjusted diluted earnings per share was $1.121, a 24.4% increase from $0.901, 2
•Opened 304 company-owned restaurants with 257 locations including a Chipotlane, and three international licensed restaurants
"Chipotle had another outstanding year, delivering strong transaction driven comps each quarter, expanding margins, adding over 300 new restaurants, gaining momentum in key industry leading brand metrics, making progress on many restaurant operating initiatives and building our footprint internationally," said Scott Boatwright, CEO, Chipotle. "I want to make sure that as we continue to scale Chipotle, everything we do is in service of our guests or those who serve our guests which will enable us to achieve our long-term ambitious goals of reaching 7,000 restaurants in North America, growing our AUVs beyond $4 million, expanding margins and making progress toward becoming a global iconic brand."
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, adjusted depreciation and amortization, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.
2Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

Results for the three months ended December 31, 2024:
Total revenue in the fourth quarter of 2024 was $2.8 billion, an increase of 13.1% compared to the fourth quarter of 2023. The increase in total revenue was driven by new restaurant openings and a 5.4% increase in comparable restaurant sales due to higher transactions of 4.0% and a 1.4% increase in average check. Digital sales represented 34.4% of total food and beverage revenue.
During the fourth quarter we opened 119 company-owned restaurants, of which 95 included a Chipotlane, and one international licensed restaurant. Chipotlanes continue to perform well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.
Food, beverage and packaging costs in the fourth quarter of 2024 were 30.4% of total revenue, an increase from 29.7% in the fourth quarter of 2023. The increase was primarily due to higher usage of ingredients as we focused on ensuring consistent and generous portions, a protein mix shift from the success of our Smoked Brisket limited time offer, and to a lesser extent, inflation across several items including higher avocado and dairy costs. This increase was partially offset by the benefit of menu price increases.
Labor costs in the fourth quarter of 2024 were 25.2% of total revenue, an increase from 25.0% in the fourth quarter of 2023. Wage inflation, including minimum wage increases for our restaurants in California, was mostly offset by the benefit from sales leverage.
General and administrative expenses for the fourth quarter of 2024 were $191.2 million, compared to $169.2 million in the fourth quarter of 2023. The increase was primarily due to stock-based compensation, employee wages, and legal reserves. On a non-GAAP basis, general and administrative expenses for the fourth quarter of 2024 were $174.9 million1, compared to $170.0 million1 in the fourth quarter of 2023.
The effective income tax rate for the fourth quarter of 2024 was 24.4%, a decrease from 26.2% in the fourth quarter of 2023. The decrease was primarily driven by reductions to nondeductible expenses, partially offset by a decrease in tax benefits related to option exercises and equity vesting.
Net income for the fourth quarter of 2024 was $331.8 million, or $0.24 per diluted share, compared to $282.1 million, or $0.202 per diluted share in the fourth quarter of 2023. Adjusted net income for the fourth quarter of 2024 was $340.0 million1, or $0.251 per adjusted diluted share, compared to $286.2 million1, or $0.211, 2 per adjusted diluted share in the fourth quarter of 2023.
During the fourth quarter of 2024 we repurchased $331.3 million of stock at an average price per share of $59.83. As of December 31, 2024, $1.0 billion remained available under share repurchase authorizations from our Board of Directors, including an additional $300 million in additional authorizations approved by our Board of Directors on December 17, 2024. The repurchase authorization may be modified, suspended, or discontinued at any time.
Results for the full year ended December 31, 2024:
Total revenue for 2024 was $11.3 billion, an increase of 14.6% compared to 2023. The increase in total revenue was driven by new restaurant openings and a 7.4% increase in comparable restaurant sales due to higher transactions of 5.3% and a 2.1% increase in average check. Digital sales represented 35.1% of total food and beverage revenue.
During 2024 we opened 304 company-owned restaurants, bringing the total restaurant count at year-end to 3,726. Of the 304 restaurants opened during the year, 257 included a Chipotlane. We had a total of 1,068 Chipotlanes as of year-end. Additionally, three international licensed restaurants were opened.
Food, beverage and packaging costs for 2024 were 29.8% of total revenue, an increase from 29.5% in 2023. The increase was due to higher usage of ingredients as we focused on ensuring consistent and generous portions, inflation across several ingredients, primarily avocados, and a protein mix shift from the success of our Smoked Brisket limited time offer and a Braised Beef Barbacoa marketing initiative. This increase was partially offset by the benefit of menu price increases.
Labor costs for 2024 were 24.7% of total revenue, in line with 24.7% in 2023. The benefit from sales leverage was offset by wage inflation including minimum wage increases for our restaurants in California.
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, adjusted depreciation and amortization, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.
2Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

General and administrative expenses for 2024 were $697.5 million, compared to $633.6 million for 2023. The increase was primarily due to employee wages, expenses from the biennial All Managers Conference, and legal reserves. On a non-GAAP basis general and administrative expenses for 2024 were $686.8 million1 compared to $629.6 million1 for 2023.
The effective income tax rate for 2024 was 23.7%, a decrease from 24.2% in 2023. The decrease was primarily due to lower nondeductible expenses and income tax reserves, partially offset by a reduction in tax benefits related to option exercises and equity vesting.
Net income for 2024 was $1.53 billion, or $1.11 per diluted share, compared to $1.23 billion, or $0.892 per diluted share in 2023. Adjusted net income for 2024 was $1.54 billion1, or $1.121 per adjusted diluted share, compared to $1.24 billion1, or $0.901, 2 per adjusted diluted share in 2023.
During 2024 we repurchased $995.8 million of stock at an average price per share of $57.21.
More information will be available in our Annual Report on Form 10-K, which will be filed with the SEC by the end of February 2025.
Outlook
For 2025, management is anticipating the following:
•Full year comparable restaurant sales growth in the low to mid-single digit range
•315 to 345 new company-owned restaurant openings with over 80% having a Chipotlane
•An estimated underlying effective full year tax rate between 25% and 27% before discrete items
Definitions
The following definitions apply to these terms as used throughout this release:
•Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.
•Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•Digital sales represent food and beverage revenue for company-owned restaurants generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales include revenue deferrals associated with Chipotle Rewards.
Conference Call Details
Chipotle will host a conference call on Tuesday, February 4, 2025, at 4:30 PM Eastern time to discuss fourth quarter and full year 2024 financial results as well as provide a business update for the first quarter 2025.
The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 4898404. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.
1Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, adjusted depreciation and amortization, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.
2Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

About Chipotle
Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. There are over 3,700 restaurants as of December 31, 2024, in the United States, Canada, the United Kingdom, France, Germany, Kuwait, and United Arab Emirates and it is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe. Chipotle is ranked on the Fortune 500 and is recognized on Fortune’s Most Admired Companies 2025 list and Time Magazine’s Most Influential Companies. With over 130,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.
Forward-Looking Statements
Certain statements in this press release and in the February 4, 2025, conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” about our anticipated full year 2025 comparable restaurant sales growth, number of new restaurant openings in 2025, and estimated underlying effective 2025 full year tax rate, as well as statements about our goal to have 7,000 restaurants in North America and expand internationally, expected number of restaurants with Chipotlanes, our future food, beverage, packaging, labor, general and administrative and other costs, future estimated tax rates and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “intend”, “project”, “target”, "goal" and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: increasing wage inflation including as a result of government regulations mandating higher minimum wages, and the competitive labor market, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increases in food, beverage, packaging and other operating costs and the inability of our third-party suppliers and business partners to fulfill their commitments due to inflation, global conflicts, climate change, our Food with Integrity philosophy, tariffs or trade restrictions and supply shortages; risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems operated by us or by third parties and potential failures, outages or interruptions; privacy and cybersecurity risks, including risk of breaches, unauthorized access, theft, modification, destruction or ransom of guest or employee personal or confidential information stored on our network or the network of third-party providers; the impact of competition, including from sources outside the restaurant industry; the impact of government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the costs and availability of suitable new restaurant sites and the equipment and technology needed to fully outfit new restaurants, construction materials and contractors and the expected costs to accelerate our international expansion through licensed restaurants in the Middle East; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in guests' perceptions of our brand, including as a result of actual or rumored food safety concerns or other negative publicity, decreased overall consumer spending, including as a result of high inflation, mass layoffs, fears of possible recession and higher energy costs, or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our reliance on third party delivery services; and risks relating to litigation, including possible governmental actions and potential class action litigation related to food safety incidents, cybersecurity incidents, employment or privacy laws, advertising claims, contract disputes or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

CHIPOTLE MEXICAN GRILL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,
	2024		2023
Food and beverage revenue	$2,829,988	99.5%	$2,499,567	99.3%
Delivery service revenue	15,322	0.5	16,753	0.7
Total revenue	2,845,310	100.0	2,516,320	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	866,252	30.4	747,155	29.7
Labor	716,865	25.2	629,228	25.0
Occupancy	146,442	5.1	131,167	5.2
Other operating costs	411,490	14.5	370,466	14.7
General and administrative expenses	191,216	6.7	169,247	6.7
Depreciation and amortization	83,876	2.9	85,492	3.4
Pre-opening costs	12,905	0.5	13,590	0.5
Impairment, closure costs, and asset disposals	532	-	6,528	0.3
Total operating expenses	2,429,578	85.4	2,152,873	85.6
Income from operations	415,732	14.6	363,447	14.4
Interest and other income, net	23,365	0.8	18,906	0.8
Income before income taxes	439,097	15.4	382,353	15.2
Provision for income taxes	107,333	3.8	100,267	4.0
Net income	$331,764	11.7%	$282,086	11.2%
Earnings per share:
Basic	$0.24		$0.21
Diluted	$0.24		$0.20
Weighted-average common shares outstanding:
Basic	1,361,358		1,372,013
Diluted	1,368,923		1,381,059

Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

CHIPOTLE MEXICAN GRILL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Year ended December 31,
	2024		2023
	(unaudited)
Food and beverage revenue	$11,247,384	99.4%	$9,804,124	99.3%
Delivery service revenue	66,469	0.6	67,525	0.7
Total revenue	11,313,853	100.0	9,871,649	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	3,374,516	29.8	2,912,564	29.5
Labor	2,789,789	24.7	2,440,982	24.7
Occupancy	563,374	5.0	503,264	5.1
Other operating costs	1,568,482	13.9	1,428,747	14.5
General and administrative expenses	697,483	6.2	633,584	6.4
Depreciation and amortization	335,030	3.0	319,394	3.2
Pre-opening costs	41,897	0.4	36,931	0.4
Impairment, closure costs, and asset disposals	26,949	0.2	38,370	0.4
Total operating expenses	9,397,520	83.1	8,313,836	84.2
Income from operations	1,916,333	16.9	1,557,813	15.8
Interest and other income, net	93,897	0.8	62,693	0.6
Income before income taxes	2,010,230	17.8	1,620,506	16.4
Provision for income taxes	476,120	4.2	391,769	4.0
Net income	$1,534,110	13.6%	$1,228,737	12.4%
Earnings per share:
Basic	$1.12		$0.89
Diluted	$1.11		$0.89
Weighted-average common shares outstanding:
Basic	1,368,343		1,377,768
Diluted	1,376,555		1,385,500
Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

CHIPOTLE MEXICAN GRILL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$748,537	$560,609
Accounts receivable, net	143,963	115,535
Inventory	48,942	39,309
Prepaid expenses and other current assets	97,538	117,462
Income tax receivable	67,229	52,960
Investments	674,378	734,838
Total current assets	1,780,587	1,620,713
Leasehold improvements, property and equipment, net	2,390,126	2,170,038
Long-term investments	868,025	564,488
Restricted cash	29,842	25,554
Operating lease assets	4,000,127	3,578,548
Other assets	113,728	63,082
Goodwill	21,939	21,939
Total assets	$9,204,374	$8,044,362
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$210,695	$197,646
Accrued payroll and benefits	261,913	227,537
Accrued liabilities	179,747	147,688
Unearned revenue	238,577	209,680
Current operating lease liabilities	277,836	248,074
Total current liabilities	1,168,768	1,030,625
Long-term operating lease liabilities	4,262,782	3,803,551
Deferred income tax liabilities	46,208	89,109
Other liabilities	71,070	58,870
Total liabilities	5,548,828	4,982,155
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of December 31, 2024 and December 31, 2023, respectively	-	-
Common stock, $0.01 par value, 11,500,000 shares authorized, 1,358,751 and 1,874,139 shares issued as of December 31, 2024 and December 31, 2023, respectively	13,586	18,741
Additional paid-in capital	2,078,010	1,937,794
Treasury stock, at cost, 0 and 502,843 common shares as of December 31, 2024 and December 31, 2023, respectively	-	(4,944,656)
Accumulated other comprehensive loss	(10,282)	(6,657)
Retained earnings	1,574,232	6,056,985
Total shareholders' equity	3,655,546	3,062,207
Total liabilities and shareholders' equity	$9,204,374	$8,044,362
Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

CHIPOTLE MEXICAN GRILL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2024	2023
	(unaudited)
Operating activities
Net income	$1,534,110	$1,228,737
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	335,030	319,394
Deferred income tax provision	(42,937)	(9,505)
Impairment, closure costs, and asset disposals	24,582	37,025
Provision for credit losses	215	1,570
Stock-based compensation expense	131,730	124,016
Other	(3,472)	(13,080)
Changes in operating assets and liabilities:
Accounts receivable	(29,274)	(11,216)
Inventory	(9,797)	(3,649)
Prepaid expenses and other current assets	9,244	(39,211)
Operating lease assets	285,587	254,241
Other assets	(17,690)	4,204
Accounts payable	8,467	5,313
Accrued payroll and benefits	34,857	57,048
Accrued liabilities	27,284	3,188
Unearned revenue	46,139	35,685
Income tax payable/receivable	(14,363)	(5,237)
Operating lease liabilities	(217,894)	(214,477)
Other long-term liabilities	3,258	9,431
Net cash provided by operating activities	2,105,076	1,783,477
Investing activities
Purchases of leasehold improvements, property and equipment	(593,603)	(560,731)
Purchases of investments	(986,673)	(1,115,131)
Maturities of investments	722,637	729,853
Proceeds from sale of equipment	20,113	-
Net cash used in investing activities	(837,526)	(946,009)
Financing activities
Repurchase of common stock	(1,001,559)	(592,349)
Tax withholding on stock-based compensation awards	(74,229)	(69,146)
Other financing activities	2,089	843
Net cash used in financing activities	(1,073,699)	(660,652)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,635)	381
Net change in cash, cash equivalents, and restricted cash	192,216	177,197
Cash, cash equivalents, and restricted cash at beginning of year	586,163	408,966
Cash, cash equivalents, and restricted cash at end of year	$778,379	$586,163
Supplemental disclosures of cash flow information
Income taxes paid	$532,862	$400,229
Purchases of leasehold improvements, property and equipment accrued in accounts payable and accrued liabilities	$82,636	$76,415
Repurchase of common stock accrued in accounts payable and accrued liabilities	$7,279	$5,643

CHIPOTLE MEXICAN GRILL, INC.
SUPPLEMENTAL FINANCIAL AND OTHER DATA
(dollars in thousands)
(unaudited)

	For the three months ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Company-owned restaurants opened	119	86	52	47	121
Chipotle permanent closures	(2)	(1)	(1)	(3)	(2)
Chipotle relocations	(6)	-	-	(2)	(3)
Company-owned restaurants at end of period	3,726	3,615	3,530	3,479	3,437
Average restaurant sales	$3,213	$3,184	$3,146	$3,082	$3,018
Comparable restaurant sales increase	5.4%	6.0%	11.1%	7.0%	8.4%

	For the three months ended
	Dec. 31, 2024	Sep. 30, 2024	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023
Licensed restaurants opened	1	1	1	-	-
Licensed restaurants at end of period	3	2	1	-	-

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Below are definitions of the non-GAAP financial measures in this release. The following tables provide a reconciliation of non-GAAP financial measures presented in this release to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Adjusted net income is net income excluding expenses related to restaurant and corporate asset impairment, software asset impairment, corporate restructuring, legal proceedings, stock-based compensation forfeiture, stock-based compensation retention grants, accelerated depreciation and investments. Adjusted general and administrative expense is general and administrative expense excluding expenses related to corporate restructuring, certain legal proceedings, stock-based compensation forfeiture, and stock-based compensation retention grants. Adjusted depreciation and amortization is depreciation and amortization expense excluding certain accelerated depreciation expense. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant level operating margin is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Net Income and Adjusted Diluted Earnings per Share
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income	$331,764	$282,086	$1,534,110	$1,228,737
Non-GAAP adjustments:
Impairment and exit costs:
Restaurant asset impairment and other restaurant exit costs(1)	2,634	-	2,634	4,765
Corporate operating lease asset impairment and other corporate costs(2)	(7,392)	-	(7,392)	3,735
Software asset impairment(3)	-	-	6,249	-
Corporate Restructuring:
Employee related and other restructuring costs(4)	-	-	-	4,829
Legal proceedings(5)	4,387	(797)	21,437	(797)
Stock-based compensation forfeiture(6)	-	-	(27,863)	-
Stock-based compensation retention grants(7)	11,945	-	17,079	-
Accelerated depreciation(8)	-	6,388	-	6,388
Investment(9)	-	-	1,381	-
Total non-GAAP adjustments	11,574	5,591	13,525	18,920
Tax effect of non-GAAP adjustments above(10)	(3,386)	(1,495)	(8,804)	(4,607)
After tax impact of non-GAAP adjustments	8,188	4,096	4,721	14,313
Adjusted net income	$339,952	$286,182	$1,538,831	$1,243,050

Diluted weighted-average number of common shares outstanding	1,368,923	1,381,059	1,376,555	1,385,500
Diluted earnings per share	$0.24	$0.20	$1.11	$0.89
Adjusted diluted earnings per share	$0.25	$0.21	$1.12	$0.90
(1)Operating lease asset and leasehold improvements, property, plant and equipment impairment charges and other expenses for restaurants due to closures, relocations, or underperformance.
(2)Operating lease asset and leasehold improvements, property, plant and equipment impairment charges and other (gains)/expenses for offices or other corporate assets.
(3)Property and equipment impairment charges related to a software asset.
(4)Charges for third-party vendors, stock-based compensation, and employee severance related to the May 2023 optimization of our organizational structure.
(5)Charges/(reduction) for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(6)Stock-based compensation expense reversal for equity awards forfeited by our former CEO.
(7)Stock-based compensation expense for retention equity awards granted to key executives in connection with the CEO transition.
(8)Accelerated depreciation due to a reduction of the estimated useful lives for certain leasehold improvements.
(9)Unrealized loss/(gain), net in a long-term investment.
(10)Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.
Prior period results have been retroactively adjusted for the 50-for-1 stock split in June 2024.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted General and Administrative Expenses
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
General and administrative expenses	$191,216	$169,247	$697,483	$633,584
Non-GAAP adjustments:
Restructuring expense(1)	-	-	-	(4,829)
Legal proceedings(2)	(4,387)	797	(21,437)	797
Stock-based compensation forfeiture(3)	-	-	27,863	-
Stock-based compensation retention grants(4)	(11,945)	-	(17,079)	-
Total non-GAAP adjustments	(16,332)	797	(10,653)	(4,032)
Adjusted general and administrative expenses	$174,884	$170,044	$686,830	$629,552

(1)Charges for third-party vendors, stock-based compensation, and employee severance related to the May 2023 optimization of our organizational structure.
(2)(Charges)/reduction for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(3)Stock-based compensation expense reversal for equity awards forfeited by our former CEO.
(4)Stock-based compensation expense for retention equity awards granted to key executives in connection with the CEO transition.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Depreciation and Amortization
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Depreciation and amortization	$83,876	$85,492	$335,030	$319,394
Non-GAAP adjustments:
Accelerated depreciation(1)	-	(6,388)	-	(6,388)
Total non-GAAP adjustments	-	(6,388)	-	(6,388)
Adjusted depreciation and amortization	$83,876	$79,104	$335,030	$313,006
Adjusted depreciation and amortization as a percent of total revenue	2.9%	3.1%	3.0%	3.2%
(1)Accelerated depreciation due to a reduction of the estimated useful lives for certain leasehold improvements.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Effective Income Tax Rate
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Effective income tax rate	24.4%	26.2%	23.7%	24.2%
Tax impact of non-GAAP adjustments(1)	0.2	-	0.3	-
Adjusted effective income tax rate	24.6%	26.2%	24.0%	24.2%
(1)Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Restaurant Level Operating Margin
(in thousands)
(unaudited)

	Three months ended December 31,
	2024	Percent of total revenue	2023	Percent of total revenue
Income from operations	$415,732	14.6%	$363,447	14.4%
Non-GAAP Adjustments
General and administrative expenses	191,216	6.7	169,247	6.7
Depreciation and amortization	83,876	2.9	85,492	3.4
Pre-opening costs	12,905	0.5	13,590	0.5
Impairment, closure costs, and asset disposals	532	-	6,528	0.3
Total non-GAAP Adjustments	288,529	10.1	274,857	10.9
Restaurant level operating margin	$704,261	24.8%	$638,304	25.4%

	Year ended December 31,
	2024	Percent of total revenue	2023	Percent of total revenue
Income from operations	$1,916,333	16.9%	$1,557,813	15.8%
Non-GAAP Adjustments
General and administrative expenses	697,483	6.2	633,584	6.4
Depreciation and amortization	335,030	3.0	319,394	3.2
Pre-opening costs	41,897	0.4	36,931	0.4
Impairment, closure costs, and asset disposals	26,949	0.2	38,370	0.4
Total non-GAAP Adjustments	1,101,359	9.7	1,028,279	10.4
Restaurant level operating margin	$3,017,692	26.7%	$2,586,092	26.2%